Exhibit 99.1
NEWS RELEASE
800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Director, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com
Allegheny Energy Reports First Quarter 2009 Results
GREENSBURG, Pa., May 5, 2009 — Allegheny Energy, Inc. (NYSE: AYE) today reported financial results for the first quarter of 2009.
Three Months Ended March 31

	$ millions		Per share
	2009	2008	2009	2008
Consolidated net income — GAAP	$133.9	$136.1	$0.79	$0.80
Adjusted net income	114.1	136.1	0.67	0.80
Adjusted net income for the first quarter of 2009 excludes a net unrealized pre-tax gain of $32.4 million from economic hedges that do not qualify for hedge accounting. There were no adjustments for the first quarter of 2008.
Adjusted net income is a non-GAAP financial measure. For information on adjustments and the calculation of adjusted net income for all periods, see the attached reconciliations of non-GAAP financial measures.
“We had solid financial performance in the quarter. Adjusted pre-tax income increased $8 million due to increased cost recovery in Virginia and higher generation rates, but earnings per share were down due to higher income taxes,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “In these tough economic and financial times, we’re staying focused on the fundamentals of running our business, especially controlling costs and maintaining a strong liquidity position.”

First Quarter Consolidated Results
Adjusted net income for the first quarter of 2009 decreased by $22.0 million compared with the same period in 2008. Key factors contributing to the results include:
•	Adjusted operating revenues increased by $49.8 million, reflecting higher generation rates in Pennsylvania and Maryland, increased purchased power cost recovery in Virginia and higher sales to third parties. These benefits were partially offset by reduced generation volume due to lower power plant availability and less demand.

•	Fuel and deferred energy expense increased by $2.6 million, reflecting higher coal prices, partially offset by decreased generation volume and a change in Maryland PURPA generation cost recovery.

•	Purchased power costs were higher by $36.5 million, primarily due to increased purchases from third parties.

•	Operations and maintenance costs decreased by $1.5 million, reflecting cost control efforts, partially offset by higher special maintenance at power plants and increased work to restore service following a severe windstorm in February.

•	Adjusted income tax expense increased by $30.0 million, reflecting an effective tax rate of 44 percent for the first quarter of 2009 compared to 30 percent in the same period a year ago. In the first quarter of 2009, the company recorded a non-cash charge of $9.5 million reflecting lower estimated future benefits from net operating loss carryforwards under Pennsylvania tax rules. In the first quarter of 2008, the effects of favorable audit settlements and West Virginia tax law changes reduced income taxes by $15.2 million.
Adjusted EBITDA for the first quarter of 2009 was $328.2 million, an increase of $5.1 million compared to the same quarter of the prior year. EBITDA and adjusted EBITDA are non-GAAP financial measures. Details on the calculation of EBITDA and adjusted EBITDA, as well as reconciliations of these financial measures to net income, are attached to this release.

First Quarter Segment Results
Three Months Ended March 31
($ millions)

			Increase
	2009	2008	(Decrease)
Generation and Marketing:
Net income — GAAP	$87.7	$102.4	$(14.7)
Adjusted net income	67.9	102.4	(34.5)

Delivery and Services:
Net income — GAAP	$46.2	$33.7	$12.5
Adjusted net income	46.2	33.7	12.5
Adjusted net income for the Generation and Marketing segment in the first quarter of 2009 excludes the net unrealized gain previously discussed. There were no adjustments in the Delivery and Services segment for the first quarter of 2009, or in either segment for the first quarter of 2008.
Generation and Marketing: Adjusted net income for the quarter decreased by $34.5 million compared to the same period a year earlier. Results were adversely impacted by decreased generation volume and the elimination of an intercompany transfer payment, partially offset by benefits from marketing contracts, hedging activities and capacity prices. The effect of higher coal prices was offset by lower coal consumption. Income taxes increased, reflecting the non-cash charge previously mentioned.
Delivery and Services: Net income for the quarter increased by $12.5 million compared to the same period a year earlier. Key factors contributing to the improved results include increased cost recovery in Virginia, revenues from transmission expansion, lower operations and maintenance expense and the elimination of an intercompany transfer payment. These benefits were offset by the expiration of an earnings benefit related to stranded cost recovery, and higher income taxes due to an increase in pre-tax income and a higher effective tax rate.
Reconciliation of Non-GAAP Financial Measures
This news release includes presentation of adjusted net income, EBITDA, adjusted EBITDA and other non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G.
Management believes that these additional financial measures provide investors with a more complete understanding of the core results and underlying trends from which to consider past performance and prospects for the future. These financial measures should not be considered in isolation or viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of operating performance or liquidity. In addition, these measures are not necessarily comparable to similarly titled measures provided by other companies.
Pursuant to the requirements of Regulation G, tables are attached that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call
Allegheny Energy will discuss these results in a live Internet broadcast at 2:00 p.m. Eastern Daylight Time on Tuesday, May 5, 2009. To listen to the broadcast, visit www.alleghenyenergy.com. Slides to be used in the Webcast presentation will be available at www.alleghenyenergy.com at approximately 9:30 a.m. Eastern Daylight Time on Tuesday, May 5. A taped replay will be available after the live broadcast.
Allegheny Energy
Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to 1.6 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.
Forward-Looking Statements
In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; and regulatory matters. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets and actions of rating agencies; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; inflationary and interest rate trends changes in market rules, including changes to PJM participant rules and tariffs; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies and accounting issues facing our organization; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.
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ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2009	2008
Operating revenues	$957,173	$875,026
Operating expenses:
Fuel	258,961	249,826
Purchased power and transmission	133,895	97,380
Deferred energy costs, net	(17,007)	(10,454)
Operations and maintenance	167,174	168,700
Depreciation and amortization	68,511	70,289
Taxes other than income taxes	55,814	52,439

Total operating expenses	667,348	628,180

Operating income	289,825	246,846
Other income (expense), net	2,457	6,209
Interest expense	57,279	58,431

Income before income taxes	235,003	194,624
Income tax expense	100,906	58,293

Net income	134,097	136,331
Less net income attributable to noncontrolling interest	(172)	(206)

Net income attributable to Allegheny Energy, Inc.	$133,925	$136,125

Earnings per common share attributable to Allegheny Energy, Inc.:
Basic	$0.79	$0.81
Diluted	$0.79	$0.80

Average common shares outstanding:
Basic	169,443	167,560
Diluted	169,873	169,950

Dividends per common share	$0.15	$0.15

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(In thousands)	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$205,878	$362,145
Accounts receivable:
Customer	263,899	188,309
Unbilled utility revenue	93,861	122,695
Wholesale and other	74,329	61,445
Allowance for uncollectible accounts	(13,062)	(13,280)
Materials and supplies	114,375	115,107
Fuel	172,568	128,238
Deferred income taxes	2,418	69,617
Prepaid taxes	84,641	44,766
Collateral deposits	113,773	33,441
Derivative assets	143,735	113,087
Regulatory assets	147,829	158,835
Other	89,589	111,317

Total current assets	1,493,833	1,495,722

Property, Plant and Equipment:
Generation	6,119,553	6,107,344
Transmission	1,187,581	1,171,716
Distribution	3,987,054	3,944,068
Other	466,375	463,377
Accumulated depreciation	(5,042,594)	(4,994,099)

Subtotal	6,717,969	6,692,406
Construction work in progress	1,486,957	1,309,790

Total property, plant and equipment, net	8,204,926	8,002,196

Investments and Other Assets:
Goodwill	367,287	367,287
Restricted funds — Fort Martin scrubber project	83,761	133,346
Investments in unconsolidated affiliates	28,356	27,955
Other	21,252	19,695

Total investments and other assets	500,656	548,283

Deferred Charges:
Regulatory assets	677,596	687,696
Derivative assets	12,744	9,816
Other	64,334	67,335

Total deferred charges	754,674	764,847

Total Assets	$10,954,089	$10,811,048

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)
(unaudited)

	March 31,	December 31,
(In thousands, except share amounts)	2009	2008
LIABILITIES AND EQUITY
Current Liabilities:
Long-term debt due within one year	$198,441	$93,848
Accounts payable	393,376	374,229
Accrued taxes	66,558	119,431
Payable to PJM for FTRs	65,964	110,774
Derivative liabilities	20,329	22,153
Regulatory liabilities	54,390	69,208
Accrued interest	68,575	58,048
Other	157,787	155,809

Total current liabilities	1,025,420	1,003,500

Long-term Debt, Excluding Amounts Due within One Year	4,054,544	4,115,921
Deferred Credits and Other Liabilities:
Derivative liabilities	10,303	11,886
Income taxes payable	79,059	75,669
Investment tax credit	64,955	65,768
Deferred income taxes	1,301,343	1,277,439
Regulatory liabilities	532,972	528,937
Pension and other postretirement employee benefit plan liabilities	585,162	578,440
Adverse power purchase commitment	127,856	132,334
Other	162,671	165,500

Total deferred credits and other liabilities	2,864,321	2,835,973

Equity:
Common stock — $1.25 par value per share, 260 million shares authorized and 169,448,538 and 169,413,887 shares issued at March 31, 2009 and December 31, 2008, respectively	211,788	211,767
Other paid-in capital	1,975,996	1,952,440
Retained earnings	840,122	731,615
Treasury stock at cost — 49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(21,424)	(43,318)

Total Allegheny Energy, Inc. common stockholders’ equity	3,004,726	2,850,748
Noncontrolling interest	5,078	4,906

Total equity	3,009,804	2,855,654

Total Liabilities and Equity	$10,954,089	$10,811,048

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
SEGMENT STATEMENTS OF INCOME
(unaudited)

	Three Months Ended				Three Months Ended
	March 31, 2009				March 31, 2008
	Delivery	Generation			Delivery	Generation
	and	and			and	and
(In millions)	Services	Marketing	Eliminations	Total	Services	Marketing	Eliminations	Total
Operating revenues	$892.7	$587.0	$(522.5)	$957.2	$774.5	$568.2	$(467.7)	$875.0

Fuel	—	259.0	—	259.0	—	249.8	—	249.8
Purchased power and transmission	625.4	29.2	(520.7)	133.9	535.5	27.5	(465.6)	97.4
Deferred energy costs, net	(4.0)	(13.0)	—	(17.0)	3.1	(13.6)	—	(10.5)
Operations and maintenance	87.0	82.0	(1.8)	167.2	91.9	78.9	(2.1)	168.7
Depreciation and amortization	40.0	28.5	—	68.5	42.7	27.6	—	70.3
Taxes other than income taxes	38.1	17.7	—	55.8	36.1	16.4	—	52.5

Total operating expenses	786.5	403.4	(522.5)	667.4	709.3	386.6	(467.7)	628.2

Operating income	106.2	183.6	—	289.8	65.2	181.6	—	246.8
Other income (expense), net	1.5	1.0	—	2.5	3.4	4.2	(1.4)	6.2
Interest expense	26.5	30.8	—	57.3	21.9	37.9	(1.4)	58.4

Income before income taxes	81.2	153.8	—	235.0	46.7	147.9	—	194.6
Income tax expense	34.8	66.1	—	100.9	12.8	45.5	—	58.3

Net income	46.4	87.7	—	134.1	33.9	102.4	—	136.3
Less net income attributable to noncontrolling interest	(0.2)	—	—	(0.2)	(0.2)	—	—	(0.2)

Net income attributable to Allegheny Energy, Inc.	$46.2	$87.7	$—	$133.9	$33.7	$102.4	$—	$136.1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
CONSOLIDATED DATA FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(in millions, except per share data)
(unaudited)

		NET INCOME
		ATTRIBUTABLE TO
THREE MONTHS ENDED	INCOME BEFORE	ALLEGHENY	DILUTED INCOME
MARCH 31, 2009	INCOME TAXES	ENERGY, INC.	PER SHARE

Calculation of Adjusted Income:

Income — GAAP Basis	$235.0	$133.9	$0.79

Adjustments:
Net unrealized gain associated with economic hedges[1]	(32.4)	(19.8)

Adjusted Income	$202.6	$114.1	$0.67

Calculation of Adjusted EBITDA:
Net Income attributable to Allegheny Energy, Inc. — GAAP basis		$133.9
Interest expense		57.3
Income tax expense		100.9
Depreciation and amortization		68.5

EBITDA		360.6
Net unrealized gain associated with economic hedges[1]		(32.4)

Adjusted EBITDA		$328.2

		NET INCOME
		ATTRIBUTABLE TO
THREE MONTHS ENDED	INCOME BEFORE	ALLEGHENY	DILUTED INCOME
MARCH 31, 2008	INCOME TAXES	ENERGY, INC.	PER SHARE

Calculation of Adjusted Income:

Income — GAAP Basis	$194.6	$136.1	$0.80

Adjustments:
No adjustments	—	—

Adjusted Income	$194.6	$136.1	$0.80

Calculation of Adjusted EBITDA:
Net Income attributable to Allegheny Energy, Inc. — GAAP basis		$136.1
Interest expense		58.4
Income tax expense		58.3
Depreciation and amortization		70.3

EBITDA		323.1
No adjustments		—

Adjusted EBITDA		$323.1

See accompanying Note to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT DATA FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(in millions)
(unaudited)

	DELIVERY AND SERVICES		GENERATION AND MARKETING
		NET INCOME		NET INCOME
		ATTRIBUTABLE		ATTRIBUTABLE
THREE MONTHS ENDED	INCOME BEFORE	TO ALLEGHENY	INCOME BEFORE	TO ALLEGHENY
MARCH 31, 2009	INCOME TAXES	ENERGY, INC.	INCOME TAXES	ENERGY, INC.

Calculation of Adjusted Income:
Income — GAAP Basis	$81.2	$46.2	$153.8	$87.7

Adjustments:
Net unrealized gain associated with economic hedges[1]	—	—	(32.4)	(19.8)

Adjusted Income	$81.2	$46.2	$121.4	$67.9

	DELIVERY AND SERVICES		GENERATION AND MARKETING
		NET INCOME		NET INCOME
		ATTRIBUTABLE		ATTRIBUTABLE
THREE MONTHS ENDED	INCOME BEFORE	TO ALLEGHENY	INCOME BEFORE	TO ALLEGHENY
MARCH 31, 2008	INCOME TAXES	ENERGY, INC.	INCOME TAXES	ENERGY, INC.

Calculation of Adjusted Income:
Income — GAAP Basis	$46.7	$33.7	$147.9	$102.4

Adjustments:
No adjustments	—	—	—	—

Adjusted Income	$46.7	$33.7	$147.9	$102.4

See accompanying Note to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(in millions)
(unaudited)

	THREE MONTHS	THREE MONTHS
	ENDED	ENDED
	MARCH 31, 2009	MARCH 31, 2008

ADJUSTED OPERATING REVENUE
Operating revenue:
As reported	$957.2	$875.0

Adjustments:
Net unrealized gains associated with economic hedges[1]	(32.4)	—

Adjusted operating revenue	$924.8	$875.0

ADJUSTED INCOME TAXES

Income tax expense:
As reported	$100.9	$58.3

Adjustments:
Income taxes related to net unrealized gain associated with economic hedges[1]	(12.6)	—

Adjusted income tax expense	$88.3	$58.3

See accompanying Note to Reconciliation of Non-GAAP Financial Measures

Note to Reconciliation of Non-GAAP Financial Measures:
(1)	Consists of unrealized gains of $21.2 million on financial transmission rights (“FTRs”), $9.1 million of unrealized losses on power hedges, and a $20.3 million unrealized gain associated with a hedging strategy pertaining to a natural gas transportation contract. These unrealized mark-to-market gains and losses were included in operating revenues on the Consolidated Statements of Income.

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
OPERATING STATISTICS
(unaudited)
Three Months Ended March 31,

	2009	2008	Change

DELIVERY AND SERVICES:
Retail electricity sales (thousand MWh):
Residential	5,243	5,063	3.6%
Commercial	2,775	2,753	0.8%
Industrial	3,489	3,955	-11.8%
Street lighting	24	25	-4.0%
Total	11,531	11,796	-2.2%
Usage per customer (KWh):
Residential	3,836	3,719	3.1%
Commercial	14,951	15,004	-0.4%
Industrial	128,380	146,963	-12.6%
GENERATION AND MARKETING:
Generation (thousand MWh):
Supercritical coal	8,922	10,363	-13.9%
Other coal	718	1,623	-55.8%
Gas	83	47	76.6%
Hydro and other	383	508	-24.6%
Total	10,106	12,541	-19.4%
Net capacity factor:
Supercritical coal	68%	78%	-10%
All coal	59%	73%	-14%
Equivalent availability factor:
Supercritical coal	80%	89%	-9%
All coal	81%	88%	-7%
DEGREE DAYS:
Heating	2,760	2,714	1.7%
Cooling	2	0	NM*

*	Not meaningful